UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2022

Poseida Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39376	47-2846548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9390 Towne Centre Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 779-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PSTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2022, Poseida Therapeutics, Inc. (the “Company”) and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”) entered into a collaboration and license agreement (the “Collaboration Agreement”), pursuant to which the Company will grant to Roche:

(i)

an exclusive, worldwide license under certain Company intellectual property to develop, manufacture and commercialize allogeneic CAR-T cell therapy products from each of the Company’s existing P-BCMA-ALLO1 and P-CD19CD20-ALLO1 programs (each, a “Tier 1 Program”);

(ii)

an exclusive option to acquire an exclusive, worldwide license under certain Company intellectual property to develop, manufacture and commercialize allogeneic CAR-T cell therapy products from each of the Company’s existing P-BCMACD19-ALLO1 and P-CD70-ALLO1 programs (each, a “Tier 2 Program”);

(iii)

an exclusive license under certain Company intellectual property to develop, manufacture and commercialize allogeneic CAR-T cell therapy products from the up to six (6) Collaboration Programs (as defined below) designated by Roche; and

(iv)

an option for a non-exclusive, commercial license under certain limited Company intellectual property to develop, manufacture and commercialize certain Roche proprietary cell therapy products for up to three (3) solid tumor targets to be identified by Roche (“Licensed Products”).

For each Tier 1 Program, the Company will perform development activities through a Phase 1 dose escalation clinical trial, and Roche is obligated to reimburse a specified percentage of certain costs incurred by the Company in its performance of such activities, up to a specified reimbursement cap for each Tier 1 Program. For each Tier 2 Program, the Company will perform research and development activities either through selection of a development candidate for IND-enabling studies or, subject to Roche’s election and payment of an option maintenance fee, through completion of a Phase 1 dose escalation clinical trial. In addition, for each Tier 2 Program for which Roche exercises its option for an exclusive license, Roche is obligated to pay an option exercise fee. For each Tier 1 Program and Tier 2 Program, the Company will perform manufacturing activities until the completion of a technology transfer to Roche.

The parties will conduct an initial, two-year research program to explore and preclinically test a specified number of agreed-upon next generation therapeutic concepts relating to allogeneic CAR-T therapies. Subject to Roche’s election and payment of a specified fee, the parties would subsequently conduct a second research program of 18 months under which the parties would explore and preclinically test a specified number of additional agreed-upon next generation therapeutic concepts relating to allogeneic CAR-T therapies. Roche may designate up to six (6) heme malignancy-directed, allogeneic CAR-T programs from the two (2) research programs, for each of which the Company will perform research and development activities through selection of a development candidate for IND-enabling activities (each, a “Collaboration Program”). Upon its designation of each Collaboration Program, Roche is obligated to pay a designation fee. After the Company’s completion of lead optimization activities for a Collaboration Program, Roche may elect to transition such program to Roche with a payment to the Company or terminate it. Alternatively, Roche may elect, for a limited number of Collaboration Programs, to have the Company conduct certain additional development and manufacturing activities through the completion of a Phase 1 dose escalation clinical trial, in which case Roche will pay certain milestones and reimburse a specified percentage of the Company’s costs incurred in connection with such development and manufacturing activities. For each Collaboration Program, the Company will perform manufacturing activities until the completion of a technology transfer to Roche.

Under the Collaboration Agreement, Roche is obligated to make an upfront payment to the Company of $110.0 million. The Company could also receive up to $110.0 million in near-term fees and milestone and other payments. Subject to Roche exercising its Tier 2 Program options, designating Collaboration Programs, and exercising its option for the Licensed Products commercial license and contingent on, among other things, the products from the Tier 1 Programs, optioned Tier 2 Programs and Collaboration Programs achieving specified development, regulatory, and net sales milestone events, the Company is eligible to receive certain reimbursements, fees and milestone payments in the aggregate up to $6.0 billion, comprised of approximately (i) $1.5 billion for the Tier 1 Programs; (ii) $1.1 billion for the Tier 2 Programs, (iii) $2.9 billion for the Collaboration Programs; and (iv) $415.0 million for the Licensed Products. The Company is further entitled to receive, on a product-by-product basis, tiered royalty payments in the mid-single to low double digits on net sales of products from the Tier 1 Programs, optioned Tier 2 Programs and Collaboration Programs and in the low to mid-single digits for Licensed Products.

The Collaboration Agreement will become effective upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and continue on a product-by-product and country-to-country basis until there is no remaining royalty or other payment obligations. The Collaboration Agreement includes standard termination provisions, including for material breach or insolvency and for Roche’s convenience. Certain of these termination rights can be exercised with respect to a particular product or license, as well as with respect to the entire Collaboration Agreement.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the upfront payment and other potential fees, milestone and royalty payments and development activities under the Collaboration Agreement, the potential benefits of the Company’s technology platforms and product candidates, the clearance of the Collaboration Agreement under the HSR Act, and the Company’s plans and strategy with respect to developing its technologies and product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the fact that the Collaboration Agreement may not become effective based on HSR Act clearance, or the effectiveness may be substantially delayed, or may be terminated early, the fact that the Company will have limited control over the efforts and resources that Roche devotes to advancing development programs under the Collaboration Agreement and the Company may not receive the potential fees and payments under the Collaboration Agreement or fully realize the benefits of the collaboration, risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry, the fact that future preclinical and clinical results could be inconsistent with results observed to date and the other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 7.01	Regulation FD Disclosure.

On August 3, 2022, the Company issued a press release announcing the execution of the Collaboration Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 to this report. In addition, in connection with the announcement of the Collaboration Agreement, members of Company management are providing an update on the Company and making available the presentation attached as Exhibit 99.2 to this report.

The information in this Item 7.01 of this report (including Exhibits 99.1 and 99.2) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Poseida Therapeutics, Inc., dated August 3, 2022.

99.2	Presentation of Poseida Therapeutics, Inc., dated August 3, 2022.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poseida Therapeutics, Inc.

Date: August 3, 2022	By:	/s/ Harry J. Leonhardt
	Name:	Harry J. Leonhardt
	Title:	General Counsel, Chief Compliance Officer and Corporate Secretary